Exhibit 23(ii)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of MOOG INC. on Form S3 of our report dated November 6, 2001 on our audit of the consolidated financial statements of MOOG GMBH, (a wholly-owned subsidiary of MOOG INC.) and subsidiaries as of September 30, 2001, 2000 and 1999 and the related consolidated statements of earnings and retained earnings and cash flows for each of the years then ended. The report is included in the Annual Report on Form 10-K of MOOG INC. and the reference to us under experts.

PricewaterhouseCoopers
GmbH
Wirtschaftsprufungsgesellschaft

[PricewaterhouseCoopers Letterhead]

November 6, 2001

Independent Auditors’ Report

The Board of Directors:
Moog Inc.:

We have audited the consolidated balance sheets of Moog GmbH (a wholly-owned subsidiary of Moog Inc.) and subsidiaries as of September 30, 2001, 2000 and 1999, and the related consolidated statement of earnings and retained earnings and cash flows initialled by us for identification purposes for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The forms have been prepared under the standard format specified by Moog Inc. They are to be used for consolidation purposes only and not to report on Moog GmbH as a separate entity.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Moog GmbH and subsidiaries as of September 30, 2001, 2000 and 1999, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplemental information in the reporting package and the hyperion submission are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

PricewaterhouseCoopers
GmbH
Wirtschaftsprufungsgesellschaft